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                                                                      EXHIBIT 12


                            WASTE MANAGEMENT, INC.

                      Ratio of Earnings to Fixed Charges
                                  (Unaudited)

                      (millions of dollars, except ratio)

                                                             Restated
                                                    ---------------------------
                                                            Six Months
                                                           Ended June 30
                                                    ---------------------------
                                                      1996              1997
                                                    ---------         ---------
Income from continuing operations before
  income taxes, undistributed earnings from
  affiliated companies and minority interest        $   528.0         $   519.0

Interest expense                                        236.2             239.7

Capitalized interest                                    (15.8)            (13.5)

One-third of rents payable in the next year              26.9              24.4
                                                    ---------         ---------

Income from continuing operations before
  income taxes, undistributed earnings from
  affiliated companies, minority interest,
  interest and one-third of rents                   $   775.3         $   769.6
                                                    =========         =========

Interest expense                                        236.2             239.7

One third of rents payable in the next year              26.9              24.4
                                                    ---------         ---------

Interest expense plus one-third of rents            $   263.1         $   264.1
                                                    =========         =========

Ratio of earnings to fixed charges                  2.95 to 1         2.91 to 1
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